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                                                                       Exhibit H

                             JOINT FILING AGREEMENT

     We, the undersigned, agree that the attached Schedule 13D relating to the common stock of Neurochem Inc., is filed on behalf of each of us.

Date: October 3, 2003


P.P. LUXCO HOLDINGS II S.A.R.L.


By: /s/ Francesco Bellini                /s/ John W. Churchill
   -------------------------------       --------------------------------------
     Name: Dr. Francesco Bellini         JOHN W. CHURCHILL, Trustee
     Title: Manager


By: /s/ Stephane Hadet                   /s/ Vernon H. Strang
   -------------------------------       --------------------------------------
     Name: Stephane Hadet                VERNON H. STRANG, Trustee
     Title: Manager


PICCHIO PHARMA INC.


By: /s/ Francesco Bellini                /s/ Francesco Bellini
   -------------------------------       --------------------------------------
     Name: Dr. Francesco Bellini         DR. FRANCESCO BELLINI
     Title: Chairman and Director

FMRC FAMILY TRUST                        POWER TECHNOLOGY INVESTMENT CORPORATION


By: /s/ Vernon H. Strang                 By: /s/ Leslie Raenden
   -------------------------------           ----------------------------------
     Name: VERNON H. STRANG                    Name: Leslie Raenden
     Title: Trustee                            Title: Executive Vice-President
                                                      Finance